File No. 333-114939

As filed with the Securities and Exchange Commission on May 10, 2017

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-114939

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OSHKOSH CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	39-0520270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2307 Oregon Street P.O. Box 2566 Oshkosh, Wisconsin	54903
(Address of principal executive offices)	(Zip Code)

OSHKOSH CORPORATION 2004 INCENTIVE STOCK AND AWARDS PLAN (FORMERLY THE OSHKOSH TRUCK CORPORATION 2004 INCENTIVE STOCK AND AWARDS PLAN)

OSHKOSH CORPORATION 2017 INCENTIVE STOCK AND AWARDS PLAN

(Full title of the plan)

Ignacio A. Cortina
Executive Vice President, General Counsel
and Secretary
Oshkosh Corporation
2307 Oregon Street
P. O. Box 2566
Oshkosh, Wisconsin 54903
(920) 235-9151
(Name, address and telephone number of agent for
service)

Copy to: Patrick G. Quick John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 28, 2004, Oshkosh Corporation (the “Company” or “Registrant”) filed this registration statement on Form S-8 (Registration No. 333-114939) with the Securities and Exchange Commission (the “Commission”) to register 2,200,000 shares of the Company’s Common Stock, $.01 par value (the “Common Stock”), authorized and issuable under the Company’s 2004 Incentive Stock and Awards Plan (the “2004 Plan”).

On November 22, 2016, the board of directors of the Company approved the adoption of the Company’s 2017 Incentive Stock and Awards Plan (the “New Plan”) subject to approval of the Company’s shareholders. The Company’s shareholders subsequently approved the New Plan on February 7, 2017 (the “Effective Date”). Pursuant to the terms of the New Plan, as of the Effective Date, no new awards may be granted under the 2004 Plan.  However, the New Plan provides that if any shares of Common Stock subject to awards granted under the 2004 Plan at the Effective Date would again become available for new grants under the terms of the 2004 Plan if the 2004 Plan were still in effect, then those shares of Common Stock will be available for the purpose of granting awards under the New Plan.  Pursuant to the undertaking that the Registrant disclose a material change in the plan of distribution under this registration statement, the Registrant is filing this Post-Effective Amendment No. 2 to Registration Statement to reflect that the 107,584 shares subject to outstanding awards under the 2004 Plan may be available for issuance under the New Plan.

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PART I                                                     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this Registration Statement will be sent or given to participants in the Oshkosh Corporation 2004 Incentive Stock and Awards Plan and the Oshkosh Corporation 2017 Incentive Stock and Awards Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II                                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, filed by Oshkosh Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

(a)                                 The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016;

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2016 and March 31, 2017;

(c)                                  The Company’s Current Reports on Form 8-K dated November 18, 2016, February 6, 2017 and March 6, 2017; and

(d)                                 The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, dated June 21, 2002, including any amendment or report filed for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

None.

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Item 6.         Indemnification of Directors and Officers.

Article VII of the Company’s By-Laws requires that it must, to the fullest extent permitted or required by the Wisconsin Business Corporation Law (“WBCL”), including any amendments to the WBCL (but only to the extent an amendment permits or requires us to provide broader indemnification rights than prior to the amendment), indemnify the Company’s directors and officers against any and all liabilities, and pay or reimburse any and all properly documented reasonable expenses, incurred in any proceedings to which any director or officer is a party because he or she is or was a director or officer. The Company must also indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee. The Company may, but is not required to, supplement the rights to indemnification against liabilities and allowance of expenses under this paragraph by the purchase of insurance on behalf of any one or more of the directors, officers or employees, whether or not it would be required or permitted to indemnify or allow expenses to a director, officer or employee.

The indemnification provided by the WBCL and the Company’s By-Laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the indemnification provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the liabilities and expense.

The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law that may extend to, among other things, liability arising under the Securities Act.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.         Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Amendment, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oshkosh, State of Wisconsin, on May 10, 2017.

OSHKOSH CORPORATION

By:	/s/ David M. Sagehorn
David M. Sagehorn
Executive Vice President and Chief
Financial Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on May 10, 2017.

SIGNATURE	TITLE

/s/ Wilson R. Jones	President and Chief Executive Officer (Principal Executive
Wilson R. Jones	Officer) and Director

/s/ David M. Sagehorn	Executive Vice President and Chief Financial Officer (Principal
David M. Sagehorn	Financial Officer)

/s/ James C. Freeders	Senior Vice President, Finance and Controller (Principal
James C. Freeders	Accounting Officer)

*	Director and Chairman of the Board
Craig P. Omtvedt

*	Director
Keith J. Allman

*	Director
Peter B. Hamilton

*	Director
Leslie F. Kenne

*	Director
Kimberley Metcalf-Kupres

*	Director
Steven C. Mizell

S-1

*	Director
Stephen D. Newlin

*	Director
Duncan J. Palmer

*	Director
John S. Shiely

*	Director
William S. Wallace

*By	/s/ David M. Sagehorn
David M. Sagehorn
Attorney-in-fact

S-2

EXHIBIT INDEX

Exhibit Number	Description

4.1

Oshkosh Corporation 2004 Incentive Stock and Awards Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 1-31371)).

4.2

Oshkosh Corporation 2017 Incentive Stock and Awards Plan (incorporated by reference to Attachment B to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 20, 2016 (File No. 1-31371)).

4.3	Articles of Incorporation of Oshkosh Corporation (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

4.4

By-Laws of Oshkosh Corporation, as amended effective September 13, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated September 13, 2016 (File No. 1-31371)).

4.5

Amended and Restated Credit Agreement, dated March 21, 2014, among Oshkosh Corporation, various subsidiaries of Oshkosh Corporation party thereto as borrowers and various lenders and agents party thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated March 21, 2014 (File No. 1-31371)).

4.6

Assumption and Amendment Agreement, dated as of June 30, 2014, among Oshkosh Corporation, Oshkosh Corporation, Oshkosh Defense, LLC and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.1 the Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

4.7

Indenture, dated February 21, 2014, by and among Oshkosh Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated February 21, 2014 (File No. 1-31371)).

4.8

First Supplemental Indenture, dated as of June 30, 2014, among Oshkosh Corporation, Oshkosh Corporation, Oshkosh Defense, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to the Exhibit 4.3 to the Company’s Current Report on Form 8-K dated June 30, 2014 (File No. 1-31371)).

4.9

Lender Increase Agreement, dated January 22, 2015, among Oshkosh Corporation, various subsidiaries of Oshkosh Corporation party thereto and various lenders and agents party thereto (incorporated by reference to Exhibit 4.1 the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 (File No. 1-31371)).

4.10

Indenture, dated March 2, 2015, by and among Oshkosh Corporation, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated March 2, 2015 (File No. 1-31371)).

5	Opinion of Foley & Lardner LLP (including consent of counsel).

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney of Keith J. Allman, Kimberley Metcalf-Kupres and Steven C. Mizell.

24.2	Power of Attorney of Peter B. Hamilton, Leslie F. Kenne, Craig P. Omtvedt, Stephen D. Newlin, Duncan J. Palmer, John S. Shiely and William S. Wallace.*

*Previously filed as Exhibit 24.1 to Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-114939) filed on July 1, 2014.